EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference to our report dated August 1, 2002, on the financial statements of Becor Communications, Inc. for the year ended May 31, 2002, in the Registration Statement on Form S-8 of Enhance Biotech, Inc. (prepared for Registrant under its former name Becor Communications, Inc.) for the registration of Two Hundred Fifty Thousand (250,000) shares of common stock under the Compensation Agreement.

/s/ Farber & Hass LLP
Oxnard, California
August 7, 2003